EXHIBIT 23.2





            Consent of Independent Registered Public Accounting Firm


The Board of Directors
Vicon Industries, Inc.:


We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-7892, 33-34349, 33-90038, 333-30097, 333-71410 and 333-116361)
and Form S-2 (No.  333-46841)  of Vicon  Industries,  Inc.  of our report  dated
January 14, 2004, relating to the consolidated balance sheet of Vicon Industries, Inc. and subsidiaries (the Company) as of September 30, 2003, and the related consolidated statements of operations, shareholders' equity and cash flows and related schedule for each of the fiscal years ended September 30, 2003 and 2002, which report appears in the September 30, 2004 annual report on Form 10-K of Vicon Industries, Inc. Our report includes an explanatory paragraph related to the Company's adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets", effective October 1, 2002.



                                                          /s/ KPMG LLP


Melville, New York
January 11, 2005